Exhibit 23(b)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in PPL Energy Supply, LLC’s Registration Statement on Form S-3 (No. 333-180410-04) and the Registration Statement on Form S-4 (No. 333-185996) of our report dated February 24, 2014, with respect to the consolidated financial statements of PPL Energy Supply, LLC, included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
February 24, 2014